ALKALOIDA Chemical Company

Taro Development Corporation	August 27, 2008
c/o Taro Pharmaceuticals U.S.A., Inc.
3 Skyline Drive
Hawthorne, NY 10532
Attention: Barrie Levitt

Dr. Barrie Levitt
16 Stonewall Lane
Mamaroneck, NY 10543

Ms. Tal Levitt
16 Stonewall Lane
Mamaroneck, NY 10543

Dr. Jacob Levitt
16 Stonewall Lane
Mamaroneck, NY 10543

Dr. Daniel Moros
19 Maple Avenue
Larchmont, NY 10538

Demand of Delivery of Options
Dear Sirs and Madam:

Reference is made to (i) the Option Letter Agreement, dated May 18, 2007 (the “Option Agreement”), by and among Taro Development Corporation (“TDC”), Barrie Levitt, Tal Levitt, Daniel Moros, Jacob Levitt and us; (ii) our letter to you dated June 25, 2008 notifying you of our exercise of the Options under the Option Agreement (the “June 25 Letter”); and (iii) your response to that letter dated July 7, 2008 (the “July 7 Letter”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Option Agreement.

In your July 7 Letter, you claimed that our exercise of options was invalid based on your belief that the Option Agreement could not be consummated without us first commencing a special tender offer under Israeli law.  That position is no longer sustainable.  As you know, the Tel Aviv District Court ruled yesterday that we are not required to commence a special tender offer under Israeli law.  Accordingly, we will complete our

H-4440 Tiszavasvári, Kabay János u. 29.  Phone:  +36 42 521 000  Fax:  +36 42 521 001

ALKALOIDA Chemical Company

previously announced tender offer on September 3, 2008, and the transactions contemplated under the Option Agreement shall be consummated on that date.  We hereby demand that, contemporaneously with the expiration of the Tender Offer, you comply with Paragraph Four (4) of the Option Agreement, and deliver your shares to us as specified in paragraphs B and C of the June 25 Letter.  Specific delivery instructions will follow shortly.

Very truly yours,

ALKALOIDA CHEMICAL COMPANY EXCLUSIVE GROUP LTD.

By:	/s/ Harin Mehta
	Name:	Harin Mehta
	Title:	Director

H-4440 Tiszavasvári, Kabay János u. 29.  Phone:  +36 42 521 000  Fax:  +36 42 521 001